                                   SUBJECT TO COMPLETION DATED AUGUST 5, 2008

                  Prospectus Supplement dated August [•], 2008 to Prospectus dated July 28, 2008

                                      FIA Card Services, National Association
                                         Sponsor, Servicer and Originator
                                            BA Credit Card Funding, LLC
                                             Transferor and Depositor
                                               BA Credit Card Trust
                                                  Issuing Entity
                                                     BAseries

        The issuing entity will issue and sell:               Class C(2008-5) Notes
        Principal amount                                      $275,000,000
        Interest rate                                         one-month LIBOR plus [•]% per year (determined as
                                                              described in the following Class C(2008-5) summary)
        Interest payment dates                                15th day of each month, beginning in September 2008
        Expected principal payment date                       October 15, 2013
        Legal maturity date                                   March 15, 2016
        Expected issuance date                                August [•], 2008
        Price to public                                       $[•] (or [•]%)
        Underwriting Discount                                 $[•] (or [•]%)
        Proceeds to the issuing entity                        $[•] (or [•]%)

The  information  in  this  prospectus  supplement  and  the  accompanying  prospectus  is  not  complete  and  may be  changed.  This  prospectus  supplement  and  the  accompanying  prospectus  are  not an  offer  to  sell  these securities  and are not  seeking  an  offer  to buy  these  securities  in any  state  where  the  offer or sale is prohibited.

The Class C(2008-5) notes are a tranche of the Class C notes of the BAseries.
Subordination: Interest and principal on the Class C notes of the BAseries are subordinated to payments on the
Class A notes and the Class B notes as described herein and in the accompanying prospectus.
Credit Enhancement: The Class C(2008-5) notes will have the benefit of a Class C reserve subaccount as described herein and in the accompanying prospectus.
__________________________________________________________________________________________________________________________________

You should consider the discussion under "Risk Factors" beginning on page 28 of the accompanying prospectus before you purchase any notes.

The primary asset of the issuing entity is the collateral certificate, Series 2001-D.  The collateral certificate represents an undivided interest in BA Master Credit Card Trust II.  Master Trust II's assets include receivables arising in a portfolio of unsecured consumer revolving credit card accounts.  The notes are obligations of the issuing entity only and are not obligations of BA Credit Card Funding, LLC, FIA Card Services, National Association, their affiliates or any other person.
Each tranche of notes will be secured by specified assets of the issuing entity as described in this prospectus supplement and in the accompanying prospectus.  Noteholders will have no recourse to any other assets of the issuing entity for payment of the
BAseries notes.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.
__________________________________________________________________________________________________________________________________

Neither the SEC nor any state securities commission has approved the notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete.  Any representation to the contrary is a criminal offense.

                                                   Underwriters

Banc of America Securities LLC
                                    Barclays Capital
                                                                       Citi
                                                                                        RBS Greenwich Capital

                               Important Notice about Information Presented in this
                               Prospectus Supplement and the Accompanying Prospectus

         We provide information to you about the notes in two separate documents:

         (a) this prospectus supplement, which will describe the specific terms of the Class C(2008-5) notes, and

         (b) the accompanying prospectus, which provides general information about the BAseries notes and each other series of notes which may be issued by the BA Credit Card Trust, some of which may not apply to the
BAseries or the Class C(2008-5) notes.

         References to the prospectus mean the prospectus accompanying this prospectus supplement.

         This prospectus supplement may be used to offer and sell the Class C(2008-5) notes only if accompanied by the prospectus.

         This prospectus supplement supplements disclosure in the prospectus.

         You should rely only on the information provided in this prospectus supplement and the prospectus including any information incorporated by reference.  We have not authorized anyone to provide you with different information.

         We are not offering the Class C(2008-5) notes in any state where the offer is not permitted.  We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions.  The Table of Contents in this prospectus supplement and in the prospectus provide the pages on which these captions are located.

         Parts of this prospectus supplement and the prospectus use defined terms.  You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page 178 in the prospectus.

                                                      ________

                                                        S-2

                   Table of Contents

         Use of Securitization as a
                        Source of Funding         S-9

Annex I.........................................A-I-1

Outstanding Series, Classes and Tranches
                         of Notes...............A-I-1

Annex II.......................................A-II-1

Outstanding Master Trust II Series.............A-II-1

                                                        S-3

                                              Class C(2008-5) Summary

         This summary does not contain all the information you may need to make an informed investment decision.
You should read this prospectus supplement and the prospectus in their entirety before you purchase any notes.

         Only the Class C(2008-5) notes are being offered through this prospectus supplement and the prospectus.
Other series, classes and tranches of BA Credit Card Trust notes, including other tranches of notes that are included in the BAseries as a part of the Class C notes or other notes that are included in the Class C(2008-5)
tranche, may be issued by the BA Credit Card Trust in the future without the consent of, or prior notice to, any noteholders.

         Other series of certificates of master trust II may be issued without the consent of, or prior notice to, any noteholders or certificateholders.

Transaction Parties
     Issuing Entity of the Notes                   BA Credit Card Trust
     Issuing Entity of the Collateral Certificate  BA Master Credit Card Trust II
     Sponsor, Servicer and Originator              FIA Card Services, National Association
     Transferor and Depositor                      BA Credit Card Funding, LLC
     Master Trust II Trustee, Indenture Trustee    The Bank of New York Mellon
     Owner Trustee                                 Wilmington Trust Company

Assets
     Primary Asset of the Issuing Entity           Master trust II, Series 2001-D Collateral Certificate
     Collateral Certificate                        Undivided interest in master trust II
     Primary Assets of Master Trust II             Receivables in unsecured revolving credit card accounts
     Accounts and Receivables (as of beginning     Principal receivables:                       $100,245,920,281
         of the day on July 1, 2008)               Finance charge receivables:                  $1,468,759,716

Asset Backed Securities Offered                    Class C(2008-5)
     Class                                         Class C
     Series                                        BAseries
     Initial Principal Amount                      $275,000,000
     Initial Nominal Liquidation Amount            $275,000,000
     Expected Issuance Date                        August [•], 2008
     Subordination                                 The Class C(2008-5) notes will be subordinated to the Class A and
                                                   Class B notes.
     Accumulation Reserve Account Targeted         0.5% of the outstanding dollar principal amount of the
         Deposit                                   Class C(2008-5) notes.

                                                        S-4

     Class C Reserve Account
         Targeted Deposit                          Nominal liquidation amount of all BAseries notes multiplied by the applicable funding percentage.

         Funding Percentage                              Three-month average
                                                       excess available funds %                 Funding %
                                                     ___________________________         ______________________
                                                           4.50% or greater                       0.00%
                                                            4.00% to 4.49%                        1.25%
                                                            3.50% to 3.99%                        2.00%
                                                            3.00% to 3.49%                        2.75%
                                                            2.50% to 2.99%                        3.50%
                                                            2.00% to 2.49%                        4.50%
                                                            1.99% or less                         6.00%

                                                   Increases in the funding percentage will lead to a larger
                                                   targeted deposit to the Class C reserve account, and therefore also to the related Class C reserve subaccount for these Class
                                                   C(2008-5) notes. Funds on deposit in this Class C reserve
                                                   subaccount will be available to cover shortfalls in interest and principal on the Class C(2008-5) notes. However, amounts on deposit in the Class C reserve subaccount may have been reduced due to withdrawals to cover shortfalls in interest or principal due in prior periods. In addition, the Class C reserve subaccount may not be fully funded if Available Funds after giving effect to prior required deposits are insufficient to make the full
                                                   targeted deposit into the Class C reserve subaccount.
         Excess Available Funds Percentage         Excess of Portfolio Yield over Base Rate. See "Class C(2008-5)
                                                   Notes—Class C Reserve Account."

Risk Factors                                       Investment in the Class C(2008-5) notes involves risks.  You should consider carefully the risk factors beginning on page 28 in the prospectus.

Interest
     Interest Rate                                 London interbank offered rate for U.S. dollar deposits for a one-month period (or, for the first interest accrual period, the rate that corresponds to the actual number of days in the first interest accrual period) (LIBOR) as of each LIBOR determination date plus [•]% per year.
     LIBOR Determination Dates                     August [•], 2008 for the period from and including the issuance date to but excluding September 15, 2008, and for each interest accrual period thereafter, the date that is two London Business
                                                   Days before each distribution date.
     Distribution Dates                            The 15th day of each calendar month (or the next Business Day if the 15th is not a Business Day).
     London Business Day                           London, New York, New York and Newark, Delaware banking day
     Interest Accrual Method                       Actual/360
     Interest Accrual Periods                      From and including the issuance date to but excluding the first interest payment date and then from and including each interest payment date to but excluding the next interest payment date.
     Interest Payment Dates                        Each distribution date starting on September 15, 2008
     First Interest Payment Date                   September 15, 2008
     Business Day                                  New York, New York and Newark, Delaware

                                                        S-5

Principal
     Expected Principal Payment Date               October 15, 2013
     Legal Maturity Date                           March 15, 2016
     Revolving Period End                          Between 12 and 1 months prior to expected principal payment date

Servicing Fee                                      2% of the nominal liquidation amount

Anticipated Ratings                                The Class C(2008-5) notes must be rated by at least one of the following nationally recognized rating agencies:
                                                   Moody's:                          Baa2
                                                   Standard & Poor's:                BBB
                                                   Fitch:                            BBB

Early Redemption Events                            Early redemption events applicable to the Class C(2008-5) notes include the following: (i) the occurrence of the expected
                                                   principal payment date for such notes; (ii) each of the Pay Out
                                                   Events described under "Master Trust II—Pay Out Events" in the prospectus; (iii) the issuing entity becoming an "investment company" within the meaning of the Investment Company Act of
                                                   1940, as amended; and (iv) for any date the amount of Excess
                                                   Available Funds for the BAseries averaged over the 3 preceding calendar months is less than the Required Excess Available Funds for the BAseries for such date.  See "The Indenture—Early
                                                   Redemption Events" in the prospectus.

Events of Default                                  Events of default applicable to the Class C(2008-5) notes include the following: (i) the issuing entity's failure, for a period of
                                                   35 days, to pay interest upon such notes when such interest becomes due and payable; (ii) the issuing entity's failure to pay the principal amount of such notes on the applicable legal maturity date; (iii) the issuing entity's default in the
                                                   performance, or breach, of any other of its covenants or
                                                   warranties, as discussed in the prospectus; and (iv) the
                                                   occurrence of certain events of bankruptcy, insolvency,
                                                   conservatorship or receivership of the issuing entity.  See "The
                                                   Indenture—Events of Default" in the prospectus.

Optional Redemption                                If the nominal liquidation amount is less than 5% of the highest outstanding dollar principal amount.

ERISA Eligibility                                  Yes, subject to important considerations described under "Benefit
                                                   Plan Investors" in the prospectus (investors are cautioned to consult with their counsel).

Tax Treatment                                      Debt for U.S. federal income tax purposes, subject to important considerations described under "Federal Income Tax Consequences"
                                                   in the prospectus (investors are cautioned to consult with their tax counsel).

Stock Exchange Listing                             The issuing entity will apply to list the Class C(2008-5) notes on a stock exchange in Europe.  The issuing entity cannot
                                                   guarantee that the application for the listing will be accepted or that, if accepted, the listing will be maintained.  To
                                                   determine whether the Class C(2008-5) notes are listed on a stock exchange you may contact the issuing entity c/o Wilmington Trust
                                                   Company, Rodney

                                                        S-6

                                                   Square North, 1100 N. Market Street, Wilmington,
                                                   Delaware 19890-0001, telephone number: (302) 651-1000.

Clearing and Settlement                            DTC/Clearstream/Euroclear

                                                        S-7

                                                Transaction Parties

BA Credit Card Trust

         The notes will be issued by BA Credit Card Trust (referred to as the issuing entity).  For a description of the limited activities of the issuing entity, see "Transaction Parties—BA Credit Card Trust" in the prospectus.

BA Master Credit Card Trust II

         BA Master Credit Card Trust II (referred to as master trust II) issued the collateral certificate.  See
"Transaction Parties—BA Master Credit Card Trust II" and "Master Trust II" in the prospectus.  The collateral certificate is the issuing entity's primary source of funds for the payment of principal of and interest on the notes.  The collateral certificate is an investor certificate that represents an undivided interest in the assets of master trust II.  Master trust II's assets primarily include receivables from selected MasterCard®, Visa® and
American Express® unsecured revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II.  These eligibility criteria are discussed under "Master Trust II—Addition of Master Trust II
Assets."

         The credit card receivables in master trust II consist primarily of finance charge receivables and principal receivables.  Finance charge receivables include periodic finance charges, cash advance fees, late charges and certain other fees billed to cardholders, annual membership fees and recoveries on receivables in
Defaulted Accounts.  Principal receivables include amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders that are not considered finance charge receivables.

         In addition, Funding is permitted to add to master trust II participation interests in pools of assets that primarily consist of receivables arising under revolving credit card accounts owned by FIA and collections on such receivables.

         See "Annex I: The Master Trust II Portfolio" in the prospectus for detailed financial information on the receivables and the accounts.

         The collateral certificate is the certificate comprising the Series 2001-D certificate issued by master trust II.  Other series of certificates may be issued by master trust II in the future without prior notice to or the consent of any noteholders or certificateholders.  See "Annex II: Outstanding Master Trust II Series" in this prospectus supplement for information on the other outstanding series issued by master trust II.

BA Credit Card Funding, LLC

         BA Credit Card Funding, LLC (referred to as Funding), a limited liability company formed under the laws of Delaware and a subsidiary of Banc of America Consumer Card Services, LLC, an indirect subsidiary of FIA, is the transferor and depositor to master trust II.  Funding is also the holder of the Transferor Interest in master trust II and the beneficiary of the issuing entity.  On the Substitution Date, Funding was substituted for FIA as the transferor of

                                                        S-8

receivables to master trust II, as holder of the Transferor Interest in master trust II, and as beneficiary of the issuing entity pursuant to the trust agreement.  See "Transaction Parties—BA Credit Card Funding, LLC" in the
prospectus for a description of Funding and its responsibilities.

FIA and Affiliates

         FIA Card Services, National Association (referred to as FIA) is a national banking association.  FIA is an indirect subsidiary of Bank of America Corporation.

         FIA formed master trust II on August 4, 1994.  Prior to the substitution of Funding as transferor of receivables to master trust II, which coincided with the merger of Bank of America, National Association (USA)
with and into FIA, FIA transferred receivables to master trust II.  In addition, prior to this substitution and merger, FIA was the holder of the Transferor Interest in master trust II, the transferor of the collateral certificate to the issuing entity pursuant to the trust agreement, and the sole beneficiary of the issuing entity.  At the time of this substitution and merger, FIA's economic interest in the Transferor Interest in master trust II was transferred to Funding through Banc of America Consumer Card Services, LLC (referred to as
BACCS).  In addition, from and after this substitution and merger, FIA has transferred, and will continue to transfer, to BACCS the receivables arising in certain of the U.S. consumer credit card accounts originated or acquired by FIA.  BACCS has sold and may continue to sell receivables to Funding for addition to master trust
II.  The receivables transferred to master trust II have been and will continue to be generated from transactions made by cardholders of selected MasterCard, Visa and American Express credit card accounts from the portfolio of
MasterCard, Visa and American Express accounts originated or acquired by FIA (such portfolio of accounts is referred to as the Bank Portfolio).

         BACCS is a limited liability company formed under the laws of North Carolina and an indirect subsidiary of FIA.

         FIA is responsible for servicing, managing and making collections on the credit card receivables in master trust II.  See "Transaction Parties—FIA and Affiliates" in the prospectus for a description of FIA, BACCS and each of their respective responsibilities.

         See "Transaction Parties—FIA and Affiliates" and "FIA's Credit Card Activities" in the prospectus for a discussion of FIA's servicing practices and its delegation of servicing functions to its operating subsidiary
Banc of America Card Servicing Corporation.

         Use of Securitization as a Source of Funding

         FIA has been securitizing credit card receivables since 1986.  FIA created master trust II on August 4,
1994.  BA Credit Card Trust, the issuing entity, was created on May 4, 2001.  In addition to sponsoring the securitization of the credit card receivables in master trust II, FIA and its affiliates are the sponsors to other master trusts securitizing other consumer and small business lending products.

         FIA uses a variety of funding sources to meet its liquidity goals.  Funding sources for FIA have included, but are not limited to, securitization and debt issuances.

                                                        S-9

The Bank of New York Mellon

         The Bank of New York Mellon, a New York banking corporation, is the indenture trustee under the indenture for the notes and the trustee under the pooling and servicing agreement (referred to herein and in the prospectus as the master trust II agreement) for the master trust II investor certificates.  See "The
Indenture—Indenture Trustee" in the prospectus for a description of the limited powers and duties of the indenture trustee and "Master Trust II—Master Trust II Trustee" in the prospectus for a description of the limited powers and duties of the master trust II trustee.  See "Transaction Parties—The Bank of New York Mellon" in the
prospectus for a description of The Bank of New York Mellon.

Wilmington Trust Company

         Wilmington Trust Company, a Delaware banking corporation, is the owner trustee of the issuing entity.
See "Transaction Parties—Wilmington Trust Company" in the prospectus for a description of the ministerial powers and duties of the owner trustee and for a description of Wilmington Trust Company.

                                             The Class C(2008-5) Notes

         The Class C(2008-5) notes will be issued by the issuing entity pursuant to the indenture and the
BAseries indenture supplement.  The following discussion and the discussions under "The Notes" and "The
Indenture" in the prospectus summarize the material terms of the Class C(2008-5) notes, the indenture and the
BAseries indenture supplement.  These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Class C(2008-5) notes, the indenture and the BAseries indenture supplement.  So long as the conditions to issuance are met or waived, additional Class C(2008-5) notes may be issued on any date or in any amount.  There is no limit on the total dollar principal amount of Class C(2008-5)
notes that may be issued.  See "The Notes—Issuances of New Series, Classes and Tranches of Notes" in the
prospectus for a description of the conditions to issuance.

Securities Offered

         The Class C(2008-5) notes are part of a series of notes called the BAseries.  The BAseries consists of
Class A notes, Class B notes and Class C notes.  The Class C(2008-5) notes are a tranche of Class C notes of the
BAseries.  The Class C(2008-5) notes are issued by, and are obligations of, the BA Credit Card Trust.

         On the expected issuance date, the Class C(2008-5) notes are expected to be the twenty-eighth tranche of
Class C notes outstanding in the BAseries.

The BAseries

         The BAseries notes will be issued in classes.  Each class of notes has multiple tranches, which may be issued at different times and have different terms (including different interest rates, interest payment dates, expected principal payment dates, legal maturity dates or other characteristics).  Whenever a "class" of notes is referred to in this prospectus supplement or the prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

                                                        S-10

         Notes of any tranche can be issued on any date so long as a sufficient amount of subordinated notes or other acceptable credit enhancement has been issued and is outstanding.  See "The Notes—Issuances of New Series,
Classes and Tranches of Notes" in the prospectus.  The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the BAseries may be different.  Therefore, subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the
BAseries.  Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

         In general, the subordinated notes of the BAseries serve as credit enhancement for all of the senior notes of the BAseries, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the BAseries.  However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it.  For example, a tranche of Class A notes may be credit enhanced solely from Class C notes.  In this example, the Class B notes will not provide credit enhancement for that tranche of Class A notes.  The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total outstanding principal amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches' principal funding subaccounts.

         As of the date of this prospectus supplement, the BAseries is the only issued and outstanding series of the issuing entity.  See "Annex I: Outstanding Series, Classes and Tranches of Notes" for information on the other outstanding notes issued by the issuing entity.

Interest

         Interest on the Class C(2008-5) notes will accrue at a floating rate equal to the London interbank offered rate for U.S. dollar deposits for a one-month period (or, for the first interest accrual period, the rate that corresponds to the actual number of days in the first interest accrual period) (LIBOR) plus a spread as specified on the cover page of this prospectus supplement.

         LIBOR appears on Reuters Screen LIBOR01 Page (or comparable replacement page) and will be the rate available at 11:00 a.m., London time, on the related LIBOR determination date. If the rate does not appear on that page, the rate will be the average of the rates offered by four prime banks in London. If fewer than two
London banks provide a rate at the request of the indenture trustee, the rate will be the average of the rates offered by four major banks in New York City.

         Interest on the Class C(2008-5) notes for any interest payment date will equal the product of:

         •    the Class C(2008-5) note interest rate for the applicable interest accrual period; multiplied by

         •    the actual number of days in the related interest accrual period divided by 360; multiplied by

                                                        S-11

         •    the outstanding dollar principal amount of the Class C(2008-5) notes as of the related record date.

         Generally, no payment of interest will be made on any Class B BAseries note until the required payment of interest has been made to all Class A BAseries notes.  Likewise, generally, no payment of interest will be made on any Class C BAseries note until the required payment of interest has been made to all Class A and Class B
BAseries notes.  However, funds on deposit in the Class C reserve account will be available only to holders of
Class C notes to cover shortfalls of interest on Class C notes on any interest payment date.  The Class C(2008-5)
notes generally will not receive interest payments on any payment date until the Class A notes and Class B notes have received their full interest payment on that date.

         The issuing entity will pay interest on the Class C(2008-5) notes solely from the portion of BAseries
Available Funds and from other amounts that are available to the Class C(2008-5) notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the interest on the Class C(2008-5) notes, Class C(2008-5) noteholders will have no recourse to any other assets of the issuing entity, FIA, BACCS, Funding or any other person or entity for the payment of interest on those notes.

Principal

         The issuing entity expects to pay the stated principal amount of the Class C(2008-5) notes in one payment on its expected principal payment date, and is obligated to do so if funds are available for that purpose and not required for subordination.  If the stated principal amount of the Class C(2008-5) notes is not paid in full on the expected principal payment date due to insufficient funds or insufficient credit enhancement, noteholders will generally not have any remedies against the issuing entity until the legal maturity date of the
Class C(2008-5) notes.

         In addition, if the stated principal amount of the Class C(2008-5) notes is not paid in full on the expected principal payment date, then an early redemption event will occur for the Class C(2008-5) notes and, subject to the principal payment rules described under "—Subordination; Credit Enhancement" and "—Required Subordinated
Amount" below, principal and interest payments on the Class C(2008-5) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

         Principal of the Class C(2008-5) notes will begin to be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs for the Class C(2008-5)
notes.  See "The Notes—Early Redemption of Notes," "The Indenture—Early Redemption Events" and "—Events of
Default" in the prospectus.

         The issuing entity will pay principal on the Class C(2008-5) notes solely from the portion of BAseries
Available Principal Amounts and from other amounts which are available to the Class C(2008-5) notes under the indenture and the BAseries indenture supplement after giving effect to all allocations and reallocations.  If those sources are not sufficient to pay the principal of the Class C(2008-5) notes, Class C(2008-5) noteholders will have no recourse to any other

                                                        S-12

assets of the issuing entity, Funding, BACCS, FIA or any other person or entity for the payment of principal on those notes.

Nominal Liquidation Amount

         The nominal liquidation amount of a tranche of notes corresponds to the portion of the investor interest of the collateral certificate that is available to support that tranche of notes.  Generally, the nominal liquidation amount is used to determine the amount of Available Principal Amounts and Available Funds that are available to pay principal of and interest on the notes.  For a more detailed discussion of nominal liquidation amount, see "The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation
Amount" in the prospectus.

Subordination; Credit Enhancement

         Credit enhancement for the Class C(2008-5) notes will be provided by the Class C reserve subaccount.

         Principal and interest payments on Class B and Class C BAseries notes are subordinated to payments on
Class A BAseries notes as described above under "—Interest" and "—Principal."  Subordination of Class B
and Class C BAseries notes provides credit enhancement for Class A BAseries notes.

         Principal and interest payments on Class C BAseries notes are subordinated to payments on Class A and
Class B BAseries notes as described above under "—Interest" and "—Principal."  Subordination of Class C
BAseries notes provides credit enhancement for Class A and Class B BAseries notes.

         BAseries Available Principal Amounts allocable to subordinated classes of BAseries notes (such as the
Class C(2008-5) notes) may be reallocated to pay interest on senior classes of BAseries notes or to pay a portion of the master trust II servicing fee allocable to the BAseries, subject to certain limitations.  See "Sources of
Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Application of BAseries Available
Principal Amounts" in the prospectus.  The nominal liquidation amount of the subordinated notes will be reduced by the amount of those reallocations.  In addition, charge-offs due to uncovered defaults on principal receivables in master trust II allocable to the BAseries generally are reallocated from the senior classes to the subordinated classes of the BAseries.  See "Sources of Funds to Pay the Notes—Deposit and Application of Funds
for the BAseries—Allocations of Reductions from Charge-Offs" in the prospectus.  The nominal liquidation amount of the subordinated notes will be reduced by the amount of charge-offs reallocated to those subordinated notes.
See "The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation
Amount—Nominal Liquidation Amount" and "Master Trust II—Defaulted Receivables; Rebates and Fraudulent Charges" in
the prospectus.

         BAseries Available Principal Amounts remaining after any reallocations described above will be applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the

                                                        S-13

subordinated notes if the remaining amounts are not sufficient to make all required targeted deposits.

         In addition, principal payments on subordinated classes of BAseries notes are subject to the principal payment rules described below in "—Required Subordinated Amount."

         In the BAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

         •    If after giving effect to the proposed principal payment the outstanding subordinated notes are still sufficient to support the outstanding senior notes.  See "Sources of Funds to Pay the
              Notes—Deposit and Application of Funds for the BAseries—Targeted Deposits of BAseries Available
              Principal Amounts to the Principal Funding Account" and "—Allocation to Principal Funding
              Subaccounts" in the prospectus.  For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes and Class
              C notes may be repaid when they are expected to be repaid even if other tranches of Class A notes are outstanding.

         •    If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in "Sources of Funds to Pay the Notes—Deposit and Application of Funds for
              the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal Funding
              Account—Prefunding of the Principal Funding Account for Senior Classes" in the prospectus.

         •    If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

         •    If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in "Sources of Funds to Pay the Notes—Sale of Credit Card
              Receivables" in the prospectus.

Required Subordinated Amount

         In order to issue notes of a senior class of the BAseries, the required subordinated amount of subordinated notes for those senior notes must be outstanding and available on the issuance date.  Generally, the required subordinated amount of subordinated notes for each tranche of Class A BAseries notes is equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes.

         The required subordinated amount of Class C notes for each tranche of Class B BAseries notes will vary depending on its pro rata share of the Class A required subordinated amount of Class C notes for all Class A
BAseries notes that require any credit enhancement from Class B BAseries notes, and its pro rata share of the portion of the adjusted outstanding dollar principal amount of all Class B BAseries notes that is not providing credit enhancement to the Class A notes.

                                                        S-14

         For an example of the calculations of the BAseries required subordinated amounts, see the chart titled
"BAseries Required Subordinated Amounts" in the prospectus.

         Reductions in the adjusted outstanding dollar principal amount of a tranche of senior notes of the
BAseries will generally result in a reduction in the required subordinated amount for that tranche.
Additionally, a reduction in the required subordinated amount of Class C notes for a tranche of Class B BAseries notes may occur due to:

         •    a decrease in the aggregate adjusted outstanding dollar principal amount of Class A BAseries notes,

         •    a decrease in the Class A required subordinated amount of Class B or Class C notes for outstanding tranches of Class A BAseries notes, or

         •    the issuance of additional Class B BAseries notes.

However, if an early redemption event or event of default and acceleration for any tranche of Class B BAseries notes occurs, or if on any day its usage of the required subordinated amount of Class C notes exceeds zero, the required subordinated amount of Class C notes for that tranche of Class B notes will not decrease after that early redemption event or event of default and acceleration or after the date on which its usage of the required subordinated amount of Class C notes exceeds zero.

         The percentages used in, or the method of calculating, the required subordinated amounts described above may change without the consent of any noteholders if the rating agencies consent.  In addition, the percentages used in, or the method of calculating, the required subordinated amount of subordinated notes of any tranche of
BAseries notes (including other tranches in the same class) may be different than the percentages used in, or the method of calculating, the required subordinated amounts for the Class C(2008-5) notes.  In addition, if the rating agencies consent, the issuing entity, without the consent of any noteholders, may utilize forms of credit enhancement other than subordinated notes in order to provide senior classes of notes with the required credit enhancement.

         No payment of principal will be made on any Class B BAseries note unless, following the payment, the remaining available subordinated amount of Class B BAseries notes is at least equal to the required subordinated amount of Class B notes for the outstanding Class A BAseries notes less any usage of the required subordinated amount of Class B notes for the outstanding Class A BAseries notes.  Similarly, no payment of principal will be made on any Class C BAseries note unless, following the payment, the remaining available subordinated amount of
Class C BAseries notes is at least equal to the required subordinated amount of Class C notes for the outstanding
Class A and Class B BAseries notes less any usage of the required subordinated amount of Class C notes for the outstanding Class A and Class B BAseries notes.  However, there are some exceptions to this rule.  See
"—Subordination; Credit Enhancement" above and "The Notes—Subordination of Interest and Principal" in the
prospectus.

                                                        S-15

Class C Reserve Account

         The issuing entity will establish a Class C reserve subaccount to provide credit enhancement solely for the holders of the Class C(2008-5) notes. The Class C reserve subaccount will initially not be funded. The Class
C reserve subaccount will not be funded unless and until the three-month average of the Excess Available Funds
Percentage falls below the levels described in the table in "Class C(2008-5) Summary—Asset Backed Securities
Offered—Class C Reserve Account—Funding Percentage" in this prospectus supplement or an early redemption event or event of default occurs for the Class C(2008-5) notes.

          Funds on deposit in this Class C reserve subaccount will be available to holders of the Class C(2008-5)
notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in this Class C reserve subaccount will also be available to holders of the Class C(2008-5) notes to cover certain shortfalls in principal.
Only the holders of Class C(2008-5) notes will have the benefit of this Class C reserve subaccount. See "Sources of
Funds to Pay the Notes—Deposit and Application of Funds for the BAseries—Withdrawals from the Class C Reserve
Account" in the prospectus.

          The table in "Class C(2008-5) Summary—Asset Backed Securities Offered—Class C Reserve Account—Funding
Percentage" in this prospectus supplement indicates the amount required to be on deposit in the Class C reserve subaccount for the Class C(2008-5) notes. For any month the amount targeted to be on deposit is equal to (i) the funding percentage (which corresponds to the average of the Excess Available Funds Percentage for each of the preceding three consecutive months as indicated in the table), multiplied by the sum of the initial dollar principal amounts of all outstanding BAseries notes, multiplied by (ii) the nominal liquidation amount of the
Class C(2008-5) notes divided by the nominal liquidation amount of all Class C BAseries notes.

          The amount targeted to be in the Class C reserve subaccount will be adjusted monthly to the percentages specified in the table in "Class C(2008-5) Summary—Asset Backed Securities Offered—Class C Reserve Account—
Funding Percentage" in this prospectus supplement as the three-month average of the Excess Available Funds
Percentage rises or falls. If an early redemption event or event of default occurs for the Class C(2008-5) notes, the targeted Class C reserve subaccount amount will be the aggregate adjusted outstanding dollar principal amount of the Class C(2008-5) notes. See "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the
BAseries—Targeted Deposits to the Class C Reserve Account" in the prospectus.

Revolving Period

         Until principal amounts are needed to be accumulated to pay the Class C(2008-5) notes, principal amounts allocable to the Class C(2008-5) notes will either be applied to other BAseries notes which are accumulating principal or paid to Funding as holder of the Transferor Interest.  This period is commonly referred to as the revolving period.  Unless an early redemption event or event of default for the Class C(2008-5) notes occurs, the revolving period is expected to end twelve calendar months prior to the expected principal payment date.  If the issuing entity reasonably expects that less than twelve months will be required to fully accumulate principal amounts in an amount equal to the outstanding dollar principal amount of the Class C(2008-5)

                                                        S-16

notes, the end of the revolving period may be delayed.  See "Sources of Funds to Pay the Notes—Deposit and
Application of Funds for the BAseries—Targeted Deposits of BAseries Available Principal Amounts to the Principal
Funding Account—Budgeted Deposits" in the prospectus.

Early Redemption of Notes

         The early redemption events applicable to all notes, including the Class C(2008-5) notes, are described in "The Notes—Early Redemption of Notes" and "The Indenture—Early Redemption Events" in the prospectus.

Optional Redemption by the Issuing Entity

         Funding, so long as it is an affiliate of the servicer, has the right, but not the obligation, to direct the issuing entity to redeem the Class C(2008-5) notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of the Class C(2008-5) notes is reduced to less than 5% of their highest outstanding dollar principal amount.  This repurchase option is referred to as a clean-up call.

         The issuing entity will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the BAseries.

         If the issuing entity is directed to redeem the Class C(2008-5) notes, it will notify the registered holders at least thirty days prior to the redemption date.  The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

         If the issuing entity is unable to pay the redemption price in full on the redemption date, monthly payments on the Class C(2008-5) notes will thereafter be made, subject to the principal payment rules described above under "—Subordination; Credit Enhancement," until either the principal of and accrued interest on the Class
C(2008-5) notes are paid in full or the legal maturity date occurs, whichever is earlier.  Any funds in the principal funding subaccount, the interest funding subaccount and the Class C reserve subaccount for the Class
C(2008-5) notes will be applied to make the principal and interest payments on the notes on the redemption date.

Events of Default

         The Class C(2008-5) notes are subject to certain events of default described in "The Indenture—Events of
Default" in the prospectus.  For a description of the remedies upon the occurrence of an event of default, see
"The Indenture—Events of Default Remedies" and "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables"
in the prospectus.

Issuing Entity Accounts

         The issuing entity has established a principal funding account, an interest funding account, an accumulation reserve account and a Class C reserve account for the benefit of the BAseries.  The principal funding account, the interest funding account, the accumulation reserve account and the Class C reserve account will have subaccounts for the Class C(2008-5) notes.

                                                        S-17

         Each month, distributions on the collateral certificate and other amounts will be deposited in the issuing entity accounts and allocated to the notes as described in the prospectus.

Security for the Notes

         The Class C(2008-5) notes are secured by a shared security interest in:

         •    the collateral certificate;

         •    the collection account;

         •    the applicable principal funding subaccount;

         •    the applicable interest funding subaccount;

         •    the applicable accumulation reserve subaccount; and

         •    the applicable Class C reserve subaccount.

         However, the Class C(2008-5) notes are entitled to the benefits of only that portion of the assets allocated to them under the indenture and the BAseries indenture supplement.

         See "Sources of Funds to Pay the Notes—The Collateral Certificate" and "—Issuing Entity Accounts" in the
prospectus.

Limited Recourse to the Issuing Entity

         The sole sources of payment for principal of or interest on the Class C(2008-5) notes are provided by:

         •    the portion of the Available Principal Amounts and Available Funds allocated to the BAseries and available to the Class C(2008-5) notes after giving effect to any reallocations, payments and deposits for senior notes, and

         •    funds in the applicable issuing entity accounts for the Class C(2008-5) notes.

         Class C(2008-5) noteholders will have no recourse to any other assets of the issuing entity, FIA, BACCS,
Funding or any other person or entity for the payment of principal of or interest on the Class C(2008-5) notes.

         However, following a sale of credit card receivables (i) due to an insolvency of Funding, (ii) due to an event of default and acceleration for the Class C(2008-5) notes or (iii) on the legal maturity date for the Class
C(2008-5) notes, as described in "Sources of Funds to Pay the Notes—Sale of Credit Card Receivables" in the
prospectus, the Class C(2008-5) noteholders have recourse only to the proceeds of that sale.

                                                        S-18

Accumulation Reserve Account

         The issuing entity will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for the Class
C(2008-5) notes.

          The amount targeted to be deposited in the accumulation reserve subaccount for the Class C(2008-5) notes is zero, unless more than one budgeted deposit is required to accumulate and pay the principal of the Class
C(2008-5) notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5%
of the outstanding dollar principal amount of the Class C(2008-5) notes, or another amount designated by the issuing entity. See "Sources of Funds to Pay the Notes—Deposit and Application of Funds for the
BAseries—Targeted Deposits to the Accumulation Reserve Account" in the prospectus.

Shared Excess Available Funds

         The BAseries will be included in "Group A."  In addition to the BAseries, the issuing entity may issue other series of notes that are included in Group A.  As of the date of this prospectus supplement, the BAseries is the only series of notes issued by the issuing entity.

          To the extent that Available Funds allocated to the BAseries are available after all required applications of those amounts as described in "Sources of Funds to Pay the Notes—Deposit and Application of
Funds for the BAseries—Application of BAseries Available Funds" in the prospectus, these unused Available
Funds, referred to as shared excess available funds, will be applied to cover shortfalls in Available Funds for other series of notes in Group A. In addition, the BAseries may receive the benefits of shared excess available funds from other series in Group A, to the extent Available Funds for those other series of notes are not needed for those series. See "Sources of Funds to Pay the Notes—The Collateral Certificate," and "—Deposit and
Application of Funds for the BAseries—Shared Excess Available Funds" in the prospectus.

Stock Exchange Listing

         The issuing entity will apply to list the Class C(2008-5) notes on a stock exchange in Europe.  The issuing entity cannot guarantee that the application for the listing will be accepted or that, if accepted, the listing will be maintained.  To determine whether the Class C(2008-5) notes are listed on a stock exchange you may contact the issuing entity c/o Wilmington Trust Company, Rodney Square North, 1100 N. Market Street,
Wilmington, Delaware 19890-0001, telephone number: (302) 651-1000.

Ratings

         The issuing entity will issue the Class C(2008-5) notes only if they are rated at least "BBB" or "Baa2"
or its equivalent by at least one nationally recognized rating agency.

         Other tranches of Class C notes may have different rating requirements from the Class C(2008-5) notes.

                                                        S-19

         A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date.  A rating does not address the likelihood of payment of principal of a note on its expected principal payment date.  In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default.  A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each rating should be evaluated independently of any other rating.

         See "Risk Factors—If the ratings of the notes are lowered or withdrawn, their market value could decrease" in the prospectus.

                                                   Underwriting

         Subject to the terms and conditions of the underwriting agreement for the Class C(2008-5) notes, the issuing entity has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class C(2008-5) notes set forth opposite its name:

Underwriters                                                                                         Principal Amount

Banc of America Securities LLC..........................................................         $         68,750,000

Barclays Capital Inc....................................................................                   68,750,000

Citigroup Global Markets Inc............................................................                   68,750,000

Greenwich Capital Markets, Inc..........................................................                   68,750,000

         Total..........................................................................         $        275,000,000

         The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $275,000,000 of the aggregate principal amount of the Class C(2008-5) notes if any of the Class
C(2008-5) notes are purchased.

         The underwriters have advised the issuing entity that the several underwriters propose to offer the
Class C(2008-5) notes to the public at the public offering price determined by the several underwriters and set forth on the cover page of this prospectus supplement and to offer the Class C(2008-5) notes to certain dealers at that public offering price less a concession not in excess of [•]% of the principal amount of the Class
C(2008-5) notes.  The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [•]% of the principal amount.

         After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

         Each underwriter of the Class C(2008-5) notes has agreed that:

                                                        S-20

         •    it has complied and will comply with all applicable provisions of the Financial Services and
              Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Class
              C(2008-5) notes in, from or otherwise involving the United Kingdom; and

         •    it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of
              Section 21 of the FSMA) received by it in connection with the issue or sale of any Class C(2008-5)
              notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity.

         In connection with the sale of the Class C(2008-5) notes, the underwriters may engage in:

         •    over-allotments, in which members of the syndicate selling the Class C(2008-5) notes sell more notes than the issuing entity actually sold to the syndicate, creating a syndicate short position;

         •    stabilizing transactions, in which purchases and sales of the Class C(2008-5) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

         •    syndicate covering transactions, in which members of the selling syndicate purchase the Class
              C(2008-5) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

         •    penalty bids, by which the underwriter reclaims a selling concession from a syndicate member when any of the Class C(2008-5) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class C(2008-5) notes to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued at any time.

         The issuing entity, Funding and FIA will, jointly and severally, indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

          Banc of America Securities LLC, one of the underwriters of the Class C(2008-5) notes, is an affiliate of each of FIA and Funding. Affiliates of FIA, Funding and Banc of America Securities LLC may purchase all or a portion of the Class C(2008-5) notes. Any Class C(2008-5) notes purchased by such an affiliate may in certain circumstances be resold to an unaffiliated party at prices related to prevailing market prices at the time of such resale. In connection with such resale, such affiliate may be deemed to be participating in a distribution of the
Class C(2008-5) notes, or an agent participating in the distribution of the Class C(2008-5) notes, and such affiliate may be deemed to be an "underwriter" of the Class C(2008-5) notes

                                                        S-21

under the Securities Act of 1933.  In such circumstances any profit realized by such affiliate on such resale may be deemed to be underwriting discounts and commissions.

         Proceeds to the issuing entity from the sale of the Class C(2008-5) notes and the underwriting discount are set forth on the cover page of this prospectus supplement.  Proceeds to the issuing entity from the sale of the Class C(2008-5) notes will be paid to Funding.  See "Use of Proceeds" in the prospectus.  Additional offering expenses, which will be paid by Funding, are estimated to be $400,000.

                                                        S-22

                                                                                                            Annex I

                                 Outstanding Series, Classes and Tranches of Notes

         The information provided in this Annex I is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

BAseries

         Class A Notes

                                                                                                          Expected
                           Issuance        Nominal                                                        Principal              Legal
      Class A                Date     Liquidation Amount              Note Interest Rate                 Payment Date         Maturity Date
Class A(2001-2)             7/26/01  $         500,000,000           One Month LIBOR + 0.25%                July 2011          December 2013
Class A(2001-Emerald)       8/15/01  Up to $10,317,000,000(1)                   —                               —                    —
Class A(2001-5)             11/8/01  $         500,000,000           One Month LIBOR + 0.21%              October 2008          March 2011
Class A(2002-2)             3/27/02  $         656,175,000   Not to exceed Three Month LIBOR + 0.35%(2) February 17, 2012      July 17, 2014
Class A(2002-3)             4/24/02  $         750,000,000           One Month LIBOR + 0.24%               April 2012         September 2014
Class A(2002-5)             5/30/02  $         750,000,000           One Month LIBOR + 0.18%                May 2009           October 2011
Class A(2002-7)             7/25/02  $         497,250,000   Not to exceed Three Month LIBOR + 0.25%(3)   July 17, 2009      December 19, 2011
Class A(2002-8)             7/31/02  $         400,000,000          Three Month LIBOR + 0.15%               July 2009          December 2011
Class A(2002-11)           10/30/02  $         490,600,000   Not to exceed Three Month LIBOR + 0.35%(4) October 19, 2009      March 19, 2012
Class A(2003-4)             4/24/03  $         750,000,000           One Month LIBOR + 0.22%               April 2010         September 2012
Class A(2003-5)             5/21/03  $         548,200,000   Not to exceed Three Month LIBOR + 0.35%(5)  April 19, 2010     September 19, 2012
Class A(2003-8)              8/5/03  $         750,000,000           One Month LIBOR + 0.19%                July 2010          December 2012
Class A(2003-9)             9/24/03  $       1,050,000,000           One Month LIBOR + 0.13%             September 2008        February 2011
Class A(2003-10)           10/15/03  $         500,000,000           One Month LIBOR + 0.26%              October 2013          March 2016
Class A(2003-11)            11/6/03  $         500,000,000                    3.65%                       October 2008          March 2011
Class A(2003-12)           12/18/03  $         500,000,000           One Month LIBOR + 0.11%              December 2008          May 2011
Class A(2004-1)             2/26/04  $         752,760,000   Not to exceed Three Month LIBOR + 0.30%(6) January 17, 2014       June 17, 2016
Class A(2004-2)             2/25/04  $         600,000,000           One Month LIBOR + 0.15%              February 2011          July 2013
Class A(2004-3)             3/17/04  $         700,000,000           One Month LIBOR + 0.26%               March 2019           August 2021
Class A(2004-5)             5/25/04  $       1,015,240,000   Not to exceed Three Month LIBOR + 0.25%(7)   May 18, 2011       October 17, 2013
Class A(2004-6)             6/17/04  $         500,000,000           One Month LIBOR + 0.14%                June 2011          November 2013
Class A(2004-7)             7/28/04  $         900,000,000           One Month LIBOR + 0.10%                July 2009          December 2011
Class A(2004-8)             9/14/04  $         500,000,000           One Month LIBOR + 0.15%               August 2011         January 2014
Class A(2004-9)             10/1/04  $         672,980,000   Not to exceed One Month LIBOR + 0.20%(8)  September 19, 2011    February 20, 2014
Class A(2004-10)           10/27/04  $         500,000,000           One Month LIBOR + 0.08%              October 2009          March 2012
Class A(2005-2)             5/19/05  $         500,000,000           One Month LIBOR + 0.08%                May 2012           October 2014
Class A(2005-3)             6/14/05  $         600,000,000                    4.10%                         May 2010           October 2012
Class A(2005-4)              7/7/05  $         800,000,000           One Month LIBOR + 0.04%                June 2010          November 2012
Class A(2005-6)             8/25/05  $         500,000,000                    4.50%                        August 2010         January 2013
Class A(2005-7)             9/29/05  $       1,000,000,000                    4.30%                      September 2008        February 2011
Class A(2005-8)            10/12/05  $         850,000,000           One Month LIBOR + 0.02%             September 2009        February 2012
Class A(2005-9)            11/17/05  $       1,000,000,000           One Month LIBOR + 0.04%              November 2010         April 2013
Class A(2005-10)           11/29/05  $         400,000,000           One Month LIBOR + 0.06%                June 2013          November 2015
Class A(2005-11)           12/16/05  $         500,000,000           One Month LIBOR + 0.04%              December 2010          May 2013
(continued on next page)

____________________________________
(1) Subject to increase.
(2) Class A(2002-2) noteholders will receive interest at 5.60% on an outstanding euro principal amount of €750,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-2) notes.
(3) Class A(2002-7) noteholders will receive interest at Three Month EURIBOR + 0.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-7) notes.
(4) Class A(2002-11) noteholders will receive interest at Three Month EURIBOR + 0.25% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-11) notes.
(5) Class A(2003-5) noteholders will receive interest at 4.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2003-5) notes.
(6) Class A(2004-1) noteholders will receive interest at 4.50% on an outstanding euro principal amount of €600,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-1) notes.
(7) Class A(2004-5) noteholders will receive interest at Three Month EURIBOR + 0.15% on an outstanding euro principal amount of €850,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-5) notes.
(8) Class A(2004-9) noteholders will receive interest at One Month EURIBOR + 0.11% on an outstanding euro principal amount of €550,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-9) notes.

                                                        A-I-1

BAseries

         Class A Notes (continued from previous page)

                                                                                                           Expected
                            Issuance        Nominal                                                        Principal              Legal
       Class A                Date     Liquidation Amount              Note Interest Rate                 Payment Date         Maturity Date
  Class A(2006-1)            2/15/06  $       1,600,000,000                    4.90%                      February 2009          July 2011
  Class A(2006-2)             3/7/06  $         550,000,000           One Month LIBOR + 0.06%              January 2013          June 2015
  Class A(2006-3)            3/30/06  $         750,000,000           One Month LIBOR + 0.02%               March 2010          August 2012
  Class A(2006-4)            5/31/06  $       2,500,000,000           One Month LIBOR - 0.01%               April 2009        September 2011
  Class A(2006-5)             6/9/06  $         700,000,000           One Month LIBOR + 0.06%                May 2013          October 2015
  Class A(2006-6)            7/20/06  $       2,000,000,000           One Month LIBOR + 0.03%               June 2011          November 2013
  Class A(2006-7)            7/28/06  $         375,000,000           One Month LIBOR + 0.04%               July 2014          December 2016
  Class A(2006-8)             8/9/06  $         725,000,000           One Month LIBOR + 0.03%             December 2013          May 2016
  Class A(2006-9)            8/30/06  $       1,750,000,000           One Month LIBOR + 0.01%             September 2010       February 2013
  Class A(2006-10)           9/19/06  $         750,000,000           One Month LIBOR - 0.02%             September 2009       February 2012
  Class A(2006-11)           9/26/06  $         520,000,000           One Month LIBOR + 0.03%             November 2013         April 2016
  Class A(2006-12)          10/16/06  $       1,000,000,000           One Month LIBOR + 0.02%              October 2011         March 2014
  Class A(2006-13)          11/14/06  $         275,000,000           One Month LIBOR + 0.02%             December 2013          May 2016
  Class A(2006-14)          11/28/06  $       1,350,000,000           One Month LIBOR + 0.06%             November 2013         April 2016
  Class A(2006-15)          12/13/06  $       1,000,000,000           One Month LIBOR + 0.00%             November 2011         April 2014
  Class A(2006-16)          12/19/06  $       1,000,000,000                    4.72%                      December 2010          May 2013
  Class A(2007-1)            1/18/07  $         500,000,000                    5.17%                       January 2017          June 2019
  Class A(2007-2)            2/16/07  $       2,500,000,000            One Month LIBOR +0.02%              January 2011          June 2013
  Class A(2007-3)            3/20/07  $         515,000,000           One Month LIBOR + 0.02%               June 2014          November 2016
  Class A(2007-4)            3/20/07  $         300,000,000           One Month LIBOR + 0.04%               June 2017          November 2019
  Class A(2007-5)            3/20/07  $         396,927,017   Not to exceed One Month LIBOR + 0.03%(9)      March 2014          August 2016
  Class A(2007-6)            4/12/07  $         750,000,000           One Month LIBOR + 0.06%               April 2014        September 2016
  Class A(2007-7)            5/16/07  $       1,750,000,000           One Month LIBOR + 0.00%               March 2010          August 2012
  Class A(2007-8)            6/22/07  $         500,000,000                    5.59%                        June 2012          November 2014
  Class A(2007-9)            7/19/07  $       1,250,000,000           One Month LIBOR + 0.04%               June 2012          November 2014
  Class A(2007-10)           7/26/07  $         750,000,000           One Month LIBOR + 0.07%               July 2014          December 2016
  Class A(2007-11)            8/2/07  $         400,000,000           One Month LIBOR + 0.07%               July 2017          December 2019
  Class A(2007-12)           8/22/07  $       2,000,000,000           One Month LIBOR + 0.20%              August 2010         January 2013
  Class A(2007-13)          10/12/07  $       2,000,000,000           One Month LIBOR + 0.22%             November 2009         April 2012
  Class A(2007-14)          11/27/07  $       1,700,000,000           One Month LIBOR + 0.30%             November 2012         April 2015
  Class A(2007-15)        11/27/07(10)$   1,450,000,000(10)           One Month LIBOR + 0.35%             November 2014         April 2017
  Class A(2008-1)         1/29/08(11) $   2,500,000,000(11)           One Month LIBOR + 0.58%             November 2010         April 2013
  Class A(2008-2)            3/14/08  $       1,250,000,000           One Month LIBOR + 1.30%               March 2016          August 2018
  Class A(2008-3)            3/18/08  $       1,600,000,000           One Month LIBOR + 0.75%               March 2009          August 2011
  Class A(2008-4)            4/11/08  $         510,000,000           One Month LIBOR + 1.40%               April 2014        September 2016
  Class A(2008-5)             5/2/08  $       1,400,000,000           One Month LIBOR + 1.20%               July 2011          December 2013
  Class A(2008-6)            5/15/08  $         500,000,000           One Month LIBOR + 1.20%                May 2013          October 2015
  Class A(2008-7)            6/13/08  $       1,175,000,000           One Month LIBOR + 0.70%               July 2012          December 2014
  Class A(2008-8)            7/17/08  $       1,000,000,000           One Month LIBOR + 1.15%               July 2015          December 2017
  Class A(2008-9)             8/5/08  $       1,000,000,000                    4.07%                      February 2010          July 2012

____________________________________
(9) Class A(2007-5) noteholders will receive interest at Three Month JPY-LIBOR + 0.00% on an outstanding yen principal amount of ¥46,500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2007-5) notes.
(10) Of the $1,450,000,000 principal amount of the Class A(2007-15) Notes, $1,250,000,000 was issued on November 27, 2007, and $200,000,000 was issued on January 17, 2008.
(11) Of the $2,500,000,000 principal amount of the Class A(2008-1) Notes, $2,000,000,000 was issued on January 29, 2008, and $500,000,000 was issued on February 8, 2008.

                                                        A-I-2

BAseries

         Class B Notes

                                                                                                            Expected
                            Issuance            Nominal                                                     Principal              Legal
      Class B                 Date         Liquidation Amount          Note Interest Rate                 Payment Date        Maturity Date
  Class B(2003-3)           8/20/03  $         200,000,000           One Month LIBOR + 0.375%              August 2008         January 2011
  Class B(2003-4)          10/15/03  $         331,650,000   Not to exceed Three Month LIBOR + 0.85%(1) September 18, 2013   February 17, 2016
  Class B(2003-5)           10/2/03  $         150,000,000            One Month LIBOR + 0.37%             September 2008       February 2011
  Class B(2004-1)            4/1/04  $         350,000,000                     4.45%                        March 2014          August 2016
  Class B(2004-2)           8/11/04  $         150,000,000            One Month LIBOR + 0.39%               July 2011          December 2013
  Class B(2005-1)           6/22/05  $         125,000,000            One Month LIBOR + 0.29%               June 2012          November 2014
  Class B(2005-2)           8/11/05  $         200,000,000            One Month LIBOR + 0.18%               July 2010          December 2012
  Class B(2005-3)           11/9/05  $         150,962,500   Not to exceed One Month LIBOR + 0.40%(2)    October 19, 2015     March 19, 2018
  Class B(2005-4)           11/2/05  $         150,000,000                     4.90%                       October 2008         March 2011
  Class B(2006-1)            3/3/06  $         250,000,000            One Month LIBOR + 0.22%             February 2013          July 2015
  Class B(2006-2)           3/24/06  $         500,000,000     Not to exceed One Month LIBOR + 0.25%        March 2013          August 2015
  Class B(2006-3)           8/22/06  $         300,000,000            One Month LIBOR + 0.08%              August 2009         January 2012
  Class B(2006-4)          11/14/06  $         250,000,000            One Month LIBOR + 0.08%              October 2009         March 2012
  Class B(2007-1)           1/26/07  $         450,000,000            One Month LIBOR + 0.08%              January 2010          June 2012
  Class B(2007-2)           1/31/07  $         250,000,000            One Month LIBOR + 0.20%              January 2014          June 2016
  Class B(2007-3)           3/30/07  $         175,000,000            One Month LIBOR + 0.20%               March 2014          August 2016
  Class B(2007-4)        5/15/07(3)  $      425,000,000(3)            One Month LIBOR + 0.09%               April 2010        September 2012
  Class B(2007-5)          10/11/07  $         275,000,000            One Month LIBOR + 0.60%              October 2009         March 2012
  Class B(2007-6)          11/16/07  $         150,000,000            One Month LIBOR + 0.51%             November 2009         April 2012
  Class B(2008-1)           1/17/08  $         200,000,000            One Month LIBOR + 1.50%              January 2013          June 2015
  Class B(2008-2)           2/14/08  $         450,000,000            One Month LIBOR + 3.00%             February 2011          July 2013
  Class B(2008-3)           4/11/08  $         300,000,000            One Month LIBOR + 4.00%               April 2009        September 2011

____________________________________
(1) Class B(2003-4) noteholders will receive interest at 5.45% on an outstanding sterling principal amount of £200,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class B(2003-4) notes.
(2) Class B(2005-3) noteholders will receive interest at Three Month EURIBOR + 0.30% on an outstanding euro principal amount of €125,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class B(2005-3) notes.
(3) Of the $425,000,000 principal amount of the Class B(2007-4) Notes, $250,000,000 was issued on May 15, 2007, and $175,000,000 was issued on June 22, 2007.

                                                        A-I-3

BAseries

         Class C Notes

                            Issuance     Nominal Liquidation                                           Expected Principal    Legal Maturity
      Class C                 Date             Amount                    Note Interest Rate               Payment Date            Date
  Class C(2002-1)           2/28/02  $         250,000,000                     6.80%                      February 2012          July 2014
  Class C(2002-3)           6/12/02  $         200,000,000            One Month LIBOR + 1.35%                May 2012          October 2014
  Class C(2002-6)          10/29/02  $          50,000,000            One Month LIBOR + 2.00%              October 2012         March 2015
  Class C(2002-7)          10/29/02  $          50,000,000                     6.70%                       October 2012         March 2015
  Class C(2003-1)            2/4/03  $         200,000,000            One Month LIBOR + 1.70%              January 2010          June 2012
  Class C(2003-4)           6/19/03  $         327,560,000   Not to exceed Three Month LIBOR + 2.05%(1)    May 17, 2013      October 19, 2015
  Class C(2003-7)           11/5/03  $         100,000,000            One Month LIBOR + 1.35%              October 2013         March 2016
  Class C(2004-1)           3/16/04  $         200,000,000            One Month LIBOR + 0.78%             February 2011          July 2013
  Class C(2004-2)            7/1/04  $         275,000,000            One Month LIBOR + 0.90%               June 2014          November 2016
  Class C(2005-1)            6/1/05  $         125,000,000            One Month LIBOR + 0.41%                May 2010          October 2012
  Class C(2005-2)           9/22/05  $         150,000,000            One Month LIBOR + 0.35%             September 2010       February 2013
  Class C(2005-3)          10/20/05  $         300,000,000            One Month LIBOR + 0.27%              October 2008         March 2011
  Class C(2006-1)           2/17/06  $         350,000,000            One Month LIBOR + 0.42%             February 2013          July 2015
  Class C(2006-2)           3/17/06  $         225,000,000            One Month LIBOR + 0.30%               March 2011          August 2013
  Class C(2006-3)           5/31/06  $         250,000,000            One Month LIBOR + 0.29%                May 2011          October 2013
  Class C(2006-4)           6/15/06  $         375,000,000            One Month LIBOR + 0.23%               June 2009          November 2011
  Class C(2006-5)           8/15/06  $         300,000,000            One Month LIBOR + 0.40%              August 2013         January 2016
  Class C(2006-6)           9/29/06  $         250,000,000     Not to exceed One Month LIBOR + 0.40%      September 2013       February 2016
  Class C(2006-7)          10/16/06  $         200,000,000            One Month LIBOR + 0.23%              October 2009         March 2012
  Class C(2007-1)           1/26/07  $         300,000,000            One Month LIBOR + 0.29%              January 2012          June 2014
  Class C(2007-2)           5/15/07  $         150,000,000            One Month LIBOR + 0.27%               April 2010        September 2012
  Class C(2007-3)           8/14/07  $         200,000,000     Not to exceed One Month LIBOR + 0.50%       August 2010         January 2013
  Class C(2007-4)          11/16/07  $         225,000,000            One Month LIBOR + 1.25%             November 2009         April 2012
  Class C(2008-1)           1/29/08  $         100,000,000            One Month LIBOR + 3.00%              January 2011          June 2013
  Class C(2008-2)           2/14/08  $         150,000,000            One Month LIBOR + 4.00%             February 2011          July 2013
  Class C(2008-3)           4/11/08  $         250,000,000            One Month LIBOR + 6.50%               April 2009        September 2011
  Class C(2008-4)           7/10/08  $         250,000,000            One Month LIBOR + 3.25%               July 2009          December 2011

____________________________________
(1) Class C(2003-4) noteholders will receive interest at 6.10% on an outstanding sterling principal amount of £200,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class C(2003-4) notes.

                                                        A-I-4

                                                                                                           Annex II

                                        Outstanding Master Trust II Series

         The information provided in this Annex II is an integral part of the prospectus supplement, and is incorporated by reference into the prospectus supplement.

                                  Issuance                                                                     Scheduled        Termination
   #         Series/Class           Date          Investor Interest             Certificate Rate              Payment Date          Date
   1     Series 1997-B            2/27/97
           Class A                   —              $850,000,000          One Month LIBOR + .16%              March 2012        August 2014
           Class B                   —               $75,000,000          One Month LIBOR + .35%              March 2012        August 2014
           Collateral Interest       —               $75,000,000                     —                             —                 —
   2     Series 1999-B            3/26/99
           Class A                   —              $637,500,000                   5.90%                      March 2009        August 2011
           Class B                   —               $56,250,000                   6.20%                      March 2009        August 2011
           Collateral Interest       —               $56,250,000                     —                             —                 —
   3     Series 1999-J            9/23/99
           Class A                   —              $850,000,000                   7.00%                    September 2009     February 2012
           Class B                   —               $75,000,000                   7.40%                    September 2009     February 2012
           Collateral Interest       —               $75,000,000                     —                             —                 —
   4     Series 2000-E             6/1/00
           Class A                   —              $500,000,000                   7.80%                       May 2010        October 2012
           Class B                   —               $45,000,000                   8.15%                       May 2010        October 2012
           Collateral Interest       —               $45,000,000                     —                             —                 —
   5     Series 2000-H            8/23/00
           Class A                   —              $595,000,000          One Month LIBOR + .25%              August 2010      January 2013
           Class B                   —               $52,500,000          One Month LIBOR + .60%              August 2010      January 2013
           Collateral Interest       —               $52,500,000                     —                             —                 —
   6     Series 2001-B             3/8/01
           Class A                   —              $637,500,000          One Month LIBOR + .26%              March 2011        August 2013
           Class B                   —               $56,250,000          One Month LIBOR + .60%              March 2011        August 2013
           Collateral Interest       —               $56,250,000                     —                             —                 —
   7     Series 2001-C            4/25/01
           Class A                   —              $675,000,000         Three Month LIBOR - .125%            April 2011      September 2013
           Class B                   —               $60,000,000          One Month LIBOR + .62%              April 2011      September 2013
           Collateral Interest       —               $60,000,000                     —                             —                 —
   8     Series 2001-D            5/24/01
                                     —                         —                     —                             —                 —
           Collateral Certificate(1)

____________________________________
(1) The collateral certificate represents the sole asset of the BA Credit Card Trust. See "Annex I: Outstanding Series, Classes
    and Tranches of Notes" for a list of outstanding notes issued by the issuing entity.

                                                        A-II-1

                                      FIA Card Services, National Association
                                         Sponsor, Servicer and Originator

                                            BA Credit Card Funding, LLC
                                             Transferor and Depositor

                                               BA Credit Card Trust
                                                  Issuing Entity

                                                     BAseries

                                                   $275,000,000

                                               Class C(2008-5) Notes
                                                    __________

                                               PROSPECTUS SUPPLEMENT
                                                    __________

                                                   Underwriters
                                          Banc of America Securities LLC
                                                 Barclays Capital
                                                       Citi
                                               RBS Greenwich Capital
                                                     ________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions.  In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.  Such delivery obligations may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.